UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2008

Piper Jaffray Companies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31720	30-0168701
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Nicollet Mall, Suite 800, Minneapolis, Minnesota		55402
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(612) 303-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2008, Piper Jaffray Companies (the "Company") announced a restructuring of its management team. In connection with this restructuring, Thomas P. Schnettler, who currently serves as the Company’s vice chairman and chief financial officer, has been named as the Company’s president and chief operating officer. Replacing Mr. Schnettler as chief financial officer is Debbra L. Schoneman, who currently serves as the Company’s treasurer. Ms. Schoneman also has been named as the Company’s chief accounting officer, replacing Timothy L. Carter who will become the Company’s treasurer. Each of these officer appointments is effective as of May 16, 2008.

Mr. Schnettler, 51, joined the Company in 1986. He has served as vice chairman and chief financial officer since August 2006, after serving as head of Corporate and Institutional Services beginning in July 2005. Prior to that, he served as head of the Company’s Equities and Investment Banking group from June 2002 to July 2005, head of the Company’s Investment Banking group from October 2001 to June 2002, and as co-head of investment banking from 2000 until October 2001. From 1988 to 2000, he served Piper Jaffray as a managing director in our investment banking department.

Ms. Schoneman, 40, joined the Company in 1990. She has served as the Company’s treasurer since August 2006, after having served as a finance director of the Company in various capacities since 2000. She served as the finance director for the Company’s Corporate and Institutional Services business beginning in December 2000, and her role expanded to include the Company’s Public Finance Services business in July 2004. She has been a managing director since 2000.

From time to time in the ordinary course of business, the Company, through its subsidiaries, engages in transactions with other corporations or entities whose executive officers or directors also are directors or executive officers of the Company or have an affiliation with the Company’s directors or executive officers. Such transactions are conducted on an arm’s-length basis and may not come to the attention of the Company’s directors or officers or those of the other corporations or entities involved. In addition, from time to time the Company’s executive officers and directors and their affiliates may engage in transactions in the ordinary course of business involving goods and services provided by the Company, such as investment and financial advisory services. With respect to the Company’s executive officers and employee directors, such goods and services are provided on terms comparable to those extended to employees of the Company generally. With respect to the Company’s non-employee directors and their affiliates, such goods and services are provided on substantially the same terms as those prevailing at the time for comparable transactions with non-employees.

From time to time, certain of the Company’s directors, officers and other employees who are accredited investors may invest their personal funds directly in funds managed by the Company, through its subsidiaries, on the same terms and with the same conditions as other investors in these funds, who may not be the Company’s directors, officers or employees. Mr. Schnettler committed to invest $150,000 in one such fund in 2007.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibit

99 Press Release dated May 16, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piper Jaffray Companies

May 16, 2008	By:	James L. Chosy

Name: James L. Chosy
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Press Release dated May 16, 2008